EXHIBIT 10.9

                               AMENDMENT AGREEMENT

         This Amendment Agreement (hereinafter the "Agreement") is made and entered into as of this 20th day of November, 1999 by and between CE Casecnan Water and Energy Company, Inc. a Philippine corporation (hereinafter "CE Casecnan") and CP CASECNAN, a limited liability consortium with external activities under Italian law (hereinafter "CPCC") with respect to that certain Engineering, Procurement and Construction Contract dated May 7, 1997, as amended (herein after the "EPC Contract") for the Casecnan Project. Each entity is sometimes individually referred to herein as a "Party" and both entities are sometimes collectively referred to herein as the "Parties".

         Capitalized terms used herein and not defined shall have the meanings ascribed to them in the EPC Contract.

                                                    WITNESSETH

          A. On or about October 28, 1999, CPCC submitted to CE Casecnan a claim denominated "Geomechanical Misdescription Claim" (the "GM Claim") for compensation and modification of the Guaranteed Substantial Completion Date of the Project.

          B. CPCC also has submitted various other claims under the EPC Contract or otherwise in connection with the Project.

         C. In connection with the above the Parties, in order to avoid further controversy, and possibly the need for arbitration have reached certain agreements as to certain amendments and additions to the EPC Contract.

          D. This Agreement sets forth those certain agreements between the Parties and amends and supplements the EPC Contract.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the Parties agree as follows:

         1. Extension of Guaranteed Substantial Completion Date; Completion of Taan Weir Work. (a) CE Casecnan and CPCC hereby agree that the Guaranteed Substantial Completion Date (including, notwithdstanding any provision of the EPC Contract to the contrary, completion of the Taan Weir Work) is modified to be 31 March 2001. The new Guaranteed Substantial Completion Date includes the balance of the 90-day period available for Unforeseen Underground Conditions pursuant to the EPC Contract. In connection therewith, CPCC hereby agrees that it shall make no claim, whether for extension of the Guaranteed Substantial Completion Date or for any other relief whatsoever, with respect to any alleged Unforeseen Underground Condition, and CE Casecnan and CPCC each agree that the definition and concept of Unforeseen Underground Condition shall have no further applicability in any way to the EPC Contract or the Project.

         (b) In furtherance of the content of paragraph 1(a) as to the Guaranteed Substantial Completion Date, (i) the definition of Guaranteed Substantial Completion Date in Section 1.1 of the EPC Contract as amended by the June 30, 1997 letter is hereby deleted and replaced by the following text:


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                  "Subject to any extensions  specifically  provided for in this
                  Contract, the date 31 March 2001."

          and (ii) all other relevant provisions of the EPC Contract are modified accordingly.

         (c) In furtherance of the content of previous letter (a) as to the completion of the Taan Weir Work the EPC Contract is hereby amended to delete all references to "Taan Weir Work", including without limitation as follows:

          (i)  Amendment  of  Definition  of   "Substantial   Completion".   The
definition of "Substantial Completion" in Section 1.1 of the EPC Contract is amended to read as follows:

          "Satisfaction or waiver of all of the conditions set forth in Section 13.3."

          (ii) Deletion of Definition of "Taan Weir Work". The definition of "Taan Weir Work" in Section 1.1 of the EPC Contract is hereby deleted in its entirety.

          (iii) Amendment of Section 12.2 of the EPC Contract. Section 12.2 of the EPC Contract is amended by deleting the parenthetical "(other than the Taan Weir Work)" from the first sentence.

          (iv) Amendment of Section 12.4 of the EPC Contract. Section 12.4 of the EPC Contract is amended by deleting the parenthetical "(other than the Taan Weir Work)" from the first sentence.

          (v) Amendment of Section 13.5 of the EPC Contract. Section 13.5(c) of the EPC Contract is amended by deleting the words "and successful completion of the Taan Weir Work".

          (v) Amendment of Section 19.1 of the EPC Contract. Section 19.1(g) of the EPC Contract is amended by deleting the parenthetical "(including, for purposes of this Section 19.1(g), Substantial Completion of the Taan Weir
Work)".

          2. Modification of Delay Liquidated Damages. Section 14.1 of the EPC Contract is hereby amended to read as follows:

          "Contractor understands that if the Substantial Completion Date does not occur on or before the Guaranteed Substantial Completion Date, Owner will suffer substantial damages, including additional interest and financing charges on funds obtained by Owner to finance the Work, reduction of the return on Owner's equity investment in the Project, and other operating and construction costs and charges. Therefore, Contractor agrees that if Substantial Completion is not achieved by the Guaranteed Substantial Completion Date (unless and to the extent such failure is due to the Owner's breach of its obligations under the EPC Contract or, without duplication, the occurrence of Force Majeure), Contractor shall pay to Owner liquidated damages in the amount of US$125,000 per each day by which the Substantial Completion Date is delayed beyond the Guaranteed Substantial Completion Date."


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          3.  Bonus.  Section  14.5 of the EPC  Contract  is hereby  amended  by deleting the existing text thereof in its entirety and substituting the following text:

          "If and only if CPCC achieves Substantial Completion on or before March 10, 2001, CE Casecnan agrees that it shall pay to CPCC a bonus equal to $6,000,000. Such Bonus if earned shall be paid by CE Casecnan to CPCC by installments each in the sum of $600,000 on November 15 of each year from and including 2001 through and including 2010, provided that such amount shall be payable solely from funds available for distribution to CE Casecnan's shareholders in the relevant financial year of CE Casecnan without breaching any covenant in the agreements between CE Casecnan and the Financing Entities. Such payment shall rank immediately prior to and be paid prior to the declaration and distribution of dividends. If any such payment is not made in full as aforesaid, no payment (whether by way of dividends or repayment of subordinated debt) shall be made to CE Casecnan's shareholders until such arrears have been paid in full. If the bonus is earned and if CE Casecnan becomes insolvent and/or enters into any form of receivership, the full amount of the bonus shall become immediately due and payable."

          4. Waiver of Claims. (a) CPCC hereby waives, releases and relinquishes any and all Claims (as defined below) that it may have against CE Casecnan, its affiliates, agents and independent contractors, and each of their respective officers, directors and employees, under the EPC Contract or otherwise as of the date hereof or which it might or could allege in the futre, whether known or unknown in tort, at law, in equity or by statute, including without limitation those with respect to or in connection with the following:

          i. subject to paragraphs (b) (c) and (d) of this paragraph 4, Changes in the Work;

          ii. the content of any materials provided, directly or indirectly, to CPCC or any of its member companies by CE Casecnan, Knight Piesold or by or on behalf of such parties or any other party, before or after the date of the EPC Contract, including without limitation any alleged defect, deficiency, inaccuracy, misrepresentation, incorrectness or error in any of such materials;

          iii. the bid specifications or materials, and unit quantities of any materials estimated, anticipated, used or to be used by CPCC in any portion of the Work, including without limitation the Taan or Casecnan diversion structures;

          iv. any site surface or subsurface condition or matter in any way related thereto (including the presence or absence of water or any other material, element or substance), including without limitation whether styled as related to geology, rock, geomechanics, or geologic, rock or geomechanical characterization, mischaracterization, description, misdescription, condition, state, quality, classification, misclassification, behavior or misbehavior; and/or

          v. Major Existing Site Assets or the fitness (or failure thereof) of any of the Major Existing Site Assets or any condition of the Site in connection therewith, including without limitation design defects.

          For purposes of this Agreement, "Claims" means any claim or cause of action for damages, schedule relief or any other relief of any nature including without limitation (i) the GM Claim, (ii) Changes in the Work, and/or (ii) those based on theories of knowing or negligent misrepresentation or otherwise.

          (b) Notwithstanding the foregoing, CPCC may make Claims

          (i) in accordance with and subject to Article 15 of the EPC Contract for events occurring in the future with respect to (A) Changes in Law, but only as contemplated by and in strict accordance with Article 15 of the EPC Contract,
(B) Force Majeure events, but only as contemplated by and in strict accordance with Article 15 (Changes in the Work) and Article 22 (Force Majeure) of the EPC Contract, and (C) Hanbo-Related Events, but only as contemplated by and in strict accordance with Article 15 of the EPC Contract.

          (ii) for amounts due and owing to CPCC as compensation for the Work as contemplated by the EPC Contract and pursuant to Contractor's Invoices submitted in accordance with Section 7.1 of the EPC Contract and subject to Article 7 of the EPC Congract,

          (iii) based on fraud, willful misconduct, or gross negligence on the part of CE Casecnan, or any breach by CE Casecnan of any of its representations, warranties, covenants, obligations or responsibilities in the EPC Contract, or

          (iv) claims which relate to circumstances which are completely unforeseen as of the date hereof and which are based on (and which cite as their basis) a specific provision of the EPC Contract;

provided that in the case of any claim pursuant to clause (b)(i) through (b)(iv) above, each of CPCC and CE Casecnan acknowledges and agrees that in no event shall any such claim be based on or related to any event or circumstance described in or related directly or indirectly in any way to clauses (ii) through (v) of paragraph (a) above.

          (c) CE Casecnan and CPCC may agree to Changes in the Work as contemplated by and in strict accordance with Section 15.1(a) of the EPC Contract (it being agreed that as of the date hereof the only Change in the Work falling into this category is that denoted as number 1 on Exhibit 2, as to which the parties are in discussions).

          (d) Except  for those  items  described  at numbers 2, 8, 12 and 15 on
Exhibit 2, no facts or circumstances prior to or existing as of the date hereof shall provide the basis for, and shall not be used by CPCC as the basis for any Claim or any damages, schedule relief or any other relief, all of which (including without limitation those matters listed as items 3 through 7, 9 through 11, 13, 14, 16 and 17 on Exhibit 2) are hereby waived. The parties acknowledge that there is disagreement as to whether any of such items 2, 8, 12 and/or 15 on Exhibit 2 constitute valid bases for any Change in the Work or Claim, and each party hereby reserves its rights with respect to each of such items, provided further that in no event shall CPCC claim or request, or be entitled to, any increase in the Contract Price with respect to number 8 in excess of $400,000 (the foregoing not constituting any acknowledgment whatsoever by CE Casecnan as to the merits, if any, of such claim).

          (e) Nothing in this Clause 4 or in this Agreement shall in any way prejudice or impair any defense, in law or in equity, which CPCC may have to any existing or future cause or right of action that CE Casecnan may initiate against CPCC.


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          5. Delivery of Financial Statements, Monthly Certification. (a) Within
10 days of the date of this Agreement, CPCC shall deliver to CE Casecnan copies of its, Cooperativa Muratori & Cementisti's and Impresa Pizzarotti & C. Spa's most resent audited annual financial statements and its and their most recent semi-annually financial statements (audited if available or certified as true and correct by a duly authorized officer of each such company, if unaudited). Thereafter, the Contractor shall deliver to the Owner copies of its, Cooperativa Muratori & Cementisti's and Impresa Pizzarotti & Spa's most recent audited annual financial statements and its and their most recent semi-annually financial statements (audited if available or certified as true and correct by a duly authorized officer of each such company, if unaudited), in each case within 220 days of the end of the relevant accounting period.

         (b) Commencing with the Contractor's Invoice submitted in December, CPCC, as a required part of each such monthly invoice, shall submit a certification, signed by a duly authorized officer of each of CPCC, Cooperativa Muratori & Cementisti and Impresa Pizzarotti & C. Spa., stating that each of such companies are fully capable of satisfying, and undertake to satisfy, all funding requirements of CPCC to enable it to meet all of its obligations under the EPC Contract and this Agreement.

         6. EPC Contract Critical Path Schedule. The schedule attached hereto as
Exhibit 1 shall be the Critical Path Schedule under the EPC Contract. The Critical Path Schedule shall be changed only if (i) the Milestone Schedule and/or the Guaranteed Substantial Completion Date are modified in accordance with the terms of the EPC Contract, (ii) to incorporate agreed Changes in the Work, if any, or (iii) with the written consent of CE Casecnan, such consent not to be unreasonably withheld.

         7. Extension of Bank Guaranty. On or prior to June 14, 2000, CPCC shall procure the extension of the Banca di Roma Demand Bank Guaranty Nr. 822ILI379 through April 14, 2001, and shall deliver to CE Casecnan written evidence of such extension satifactory to CE Casecnan. CPCC hereby authorizes CE Casecnan to demand, and consents to CE Casecnan demanding, payment in full under such guaranty if an extension is not so procured.

         8. Transfer of Major Existing Site Assets. In consideration of CPCC's waiver of Claims under Claise 4 hereof, CE Casecnan shall also transfer and convey to CPCC the Major Existing Site Assets, provided that if CE Casecnan determines in its reasonable discretion that it needs any of such assets for the operation and maintenance of the Project then CE Casecnan may retain items having a fair market value of not more than $150,000 in the aggregate. Such determination and transfer shall be made within 60 days of Final Acceptance. CE Casecnan shall make such transfer at no cost to CPCC, provided however, that CPCC shall be solely responsible for and shall pay any and all transfer taxes, fees imposts and levies of whatsoever nature, if any, which may be incurred by reason of such transfer. Such transfer and conveyance shall be on a quitclaim, as-is, where-is basis, WITH NO EXPRESS WARRANTIES OR REPRESENTATIONS, AND NO IMPLIED WARRANTIES OR REPRESENTATIONS, OF ANY KIND WHATEVER RELATING TO THE MAJOR EXISTING SITE ASSETS, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The transfer documents shall incorporate the text of the previous sentence as CE Casecnan shall deem appropriate. CPCC hereby acknowledges and agrees that (i) the Major Existing Site Assets were left behind by the former contractor for the Project, (ii) such assets have been utilized by CPCC during the subsequent approximately 42-month construction period and (iii) certain of such assets may have been consumed during construction, and (iv) CE Casecnan's only evidence of title is a statement made by Hanbo Corporation and related entities conveying such assets to CE Casecnan "as-is, where-is" with no corresponding warranties as to title or warranties as to the absence of any liens, and CE Casecnan shall have no obligation to obtain any such documents or other evidence of title.


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          9. Staffing and Management Changes. Section 4.1 of the EPC Contract is
hereby amended by adding after paragraph (ai) the following new paragraphs (aj) and (ak):

                  "(aj) Fill 15 January 1999 and maintain filled the positions in the Site Management Organisation Chart in Exhibit 3 with the persons named therein (where applicable) or by persons of equivalent qualification and experience."

                  "(ak) Mobilise to the Site by 15 April 2000 the Plant and Equipment itemised in Exhibit 4."

          10. Cooperation in Philippines. CPCC shall cooperate with CE Casecnan in obtaining any necessary consents and approvals of any Authorities to the extension of completion of the Project and shall otherwise cooperate in good faith on a best efforts basis in connection with promoting the Project in the Philippines as shall be requested by CE Casecnan.

          11. Other Matters not Affected. Except as expressly set forth herein, all other provisions of the EPC Contract shall remain unchanged and in full force and effect. The Letter Agreement dated January 28, 1999 between CE Casecnan and CPCC, except for paragraphs 2 and 4 thereof which shall survive, is hereby terminated and voided in its entirety. CPCC acknowledges that neither this Agreement nor the implementation of any action described herein or the taking of any action by any party pursuant hereto shall (i) constitute the basis for any request for a Change in the Work or any other claim on the part of CPCC related to the Project, or constitute or deemed to constitute a change in the scope of the Work or a change order and CPCC shall seek no relief under any provision of the EPC Contract or otherwise as a result thereof, or (ii) modify in any respect CPCC's obligation and responsibility to perform and complete all of the Work and each element thereof as described and defined in the EPC Contract, by the Guaranteed Substantial Completion Date for the Contract Price.

          12. Approval of Stone & Webster. CPCC and CE Casecnan each agree that the effectiveness of this Agreement is subject to the written approval of Stone & Webster, as Consulting Engineer. CPCC shall cooperate as reasonably requested by CE Casecnan in obtaining such consent. CE Casecnan shall notify CPCC promptly in writing upon receipt of such consent. If Stone & Webster does not give its written approval by December 7, 1999, this Agreement shall be null and void.

          13. Governing Law. This Agreement shall be governed by the internal laws of the State of New York.

          14. Disputes. The provisions of Article 36 (Disputes) of the EPC Contract shall apply to this Agreement, mutatis mutandis, as if set forth in full herein.

          15. Amendments. This Agreement shall not be amended or modified except in writing signed by both parties hereto.

          16. Entire Agreement. This Agreement, the June 30, 1997 letter from CPCC to CE Casecnan, the July 15, 1997 letter from CE Casecnan to CPCC, the July 18, 1997 letter from CPCC to CE Casecnan, the July 25, 1997 letter from CPCC to CE Casecnan, and the EPC Contract constitute the entire agreement between CPCC and CE Casecnan with respect to the matters dealt with herein, and there are no oral or written understandings, representations, or


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commitments of any kind, express or implied, that are not expressly set forth in such documents, taken collectively.

CP CASECNAN CONSORTIUM                      CE CASECNAN WATER & ENERGY
                                                     COMPANY, INC.

/s/  Angelo Franttini                                  /s/  James D. Stallmeyer
------------------------------                       ------------------------
Name:    Angelo Franttini                            Name:  James D. Stallmeyer
Title:                                               Title:   VP

Dated:  November 20, 1999                   Dated:  November 20, 1999